Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

FOR RELEASE – May 16 – 7:00 am (EST)

AETI Announces Q1 2016 Results

HOUSTON, May 16, 2016 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its first quarter 2016 financial results.

The Company reported a net loss attributable to common shareholders in the first quarter of $3.0 million on consolidated revenue of $8.3 million. First quarter revenues were up slightly from $7.7 million in the fourth quarter of 2015 but down from $15.3 million in the first quarter of 2015, driven by lower bookings in the third quarter of 2015.

The Company reported an increase in quarter ending backlog to $19.6 million, up from $19.0 million at the end of the fourth quarter of 2015.

“While the overall market remains challenging, we are entering the second quarter with our largest backlog in over a year and are encouraged with our progress pursuing customers in the power generation, refining and petrochemical markets with our IntelliSafeTM arc-resistant switchgear solutions”, said Charles Dauber, president and chief executive officer, AETI.

Gross margins improved by $0.4 million in the first quarter compared to the fourth quarter of 2015, but were down versus $2.3 million in the first quarter of 2015 due to lower revenue levels.

In the quarter, the Company implemented additional cost reduction actions to align the organization with reduced business levels. The Company recognized non-recurring costs of $0.4 million related to severance in our Houston and Beaumont operations.

The Company’s international joint ventures reported a net equity loss of $0.2 million for the quarter, where $0.1 million of equity income from BOMAY in China, was offset by a loss of $0.3 million from MIEFE in Singapore which included $0.2 million of one-time impairment costs.

The Company reported a net loss attributable to common shareholders in the first quarter of $3.0 million, up from a loss in the fourth quarter of 2015 of $3.6 million, and down from $0.2 million profit in the first quarter of 2015.

The Company reported fully diluted loss from operations per share of ($0.36) for the quarter, up from a fully diluted loss of ($0.45) per share in the fourth quarter of 2015 but down from fully diluted earnings of $0.02 per share reported in the first quarter of 2015.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

The Company reported EBITDA, a non-U.S. GAAP measure, from operations of ($2.7) million for the quarter, up from ($2.8) million in the fourth quarter of 2015 and down from $0.5 million in the first quarter of 2015. A reconciliation of this non-U.S. GAAP measure to our net income is set forth in the selected financial information below.

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Conference Call

AETI will conduct a conference call at 10 a.m. EST on May 16, 2016 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 888-542-1104 passcode 601516, in the United States and Canada. International callers should dial +1 719-325-2466 passcode 601516.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Mississippi; and Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

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Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2016. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Bill Brod

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data, percentages calculated on total sales)

	For the Three Months Ended March 31,
	2016	2015
Net sales	$8,298	$15,311
Cost of sales	8,207	13,028

Gross profit	91	2,283
Operating expenses:
Research and development	523	138
Selling and marketing	876	603
General and administrative	1,346	1,267

Total operating expenses	2,745	2,008

Income (loss) from operations	(2,654)	275
Net equity income from foreign joint ventures’ operations:
Equity income from BOMAY	79	191
Equity income (loss) from MIEFE	(274)	(75)
Foreign joint ventures’ operations related expenses	(51)	(98)

Net equity income (loss) from foreign joint ventures’ operations	(246)	18

Income (loss) from operations and net equity income from foreign joint ventures’ operations	(2,900)	293
Other income (expense):
Interest expense and other, net	(39)	(19)

Income (loss) before income taxes	(2,939)	274
Provision for (benefit from) income taxes	(56)	—

Net income (loss) before dividends on redeemable convertible preferred stock	(2,883)	274
Dividends on redeemable convertible preferred stock	(88)	(87)

Net income (loss) attributable to common stockholders	$(2,971)	$187

Earnings (loss) per common share:
Basic	$(0.36)	$0.02
Diluted	$(0.36)	$0.02
Weighted - average number of common shares outstanding:
Basic	8,263,223	8,206,684
Diluted	8,263,223	8,441,782

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$7,109	$7,989
Restricted short-term investments	507	507
Accounts receivable-trade, net of allowance of $271 and $225 at March 31, 2016 and December 31, 2015	4,628	6,853
Inventories, net of allowance of $78 and $60 at March 31, 2016 and December 31, 2015	965	1,325
Cost and estimated earnings in excess of billings on uncompleted contracts	4,006	2,302
Prepaid expenses and other current assets	283	324

Total current assets	17,498	19,300
Property, plant and equipment, net	7,848	7,915
Advances to and investments in foreign joint ventures	11,251	11,104
Intangibles	218	218
Other assets	72	49

Total assets	$36,887	$38,586

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$2,000	$1,043
Current portion of long-term note payable	300	300
Accounts payable	3,555	4,031
Accrued payroll and benefits	625	476
Other accrued expenses	486	666
Billings in excess of costs and estimated earnings on uncompleted contracts	2,289	1,629
Other current liabilities	143	210

Total current liabilities	9,398	8,355
Long-term note payable	4,200	4,200
Deferred compensation	294	305
Deferred income taxes	3,058	3,064

Total liabilities	16,950	15,924

Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $658 at March 31, 2016 and $671 at December 31, 2015; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at March 31, 2016 and December 31, 2015	4,342	4,329

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,436,295 and 8,385,929 shares issued and 8,290,418 and 8,254,001 shares outstanding at March 31, 2016 and December 31, 2015	8	8
Treasury stock, at cost 145,877 shares at March 31, 2016 and 131,928 shares at December 31, 2015	(828)	(792)
Additional paid-in capital	12,202	12,032
Accumulated other comprehensive income	409	310
Retained earnings; including accumulated statutory reserves in equity method investments of $2722 at March 31, 2016 and December 31, 2015	3,804	6,775

Total stockholders’ equity	15,595	18,333

Total liabilities, convertible preferred stock and stockholders’ equity	$36,887	$38,586

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations , Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(in thousands)

	Three Months Ended March 31,
	2016	2015
Net income (loss) attributable to common stockholders	$(2,971)	$187
Add: Depreciation and amortization	221	237
Interest expense and other, net	39	19
Provision for (benefit) for income taxes	(56)	—
Dividend on redeemable preferred stock	88	87

EBITDA	$(2,679)	$530

The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2015 10-K which was filed on March 30, 2016.